SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         Stratford American Corporation
- - -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                Timothy A. Laos
- - -------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the  appropriate  box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:
       ------------------------------------------------------------------------
       2) Aggregate number of securities to which transaction applies:
       ------------------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
       ------------------------------------------------------------------------
       4) Proposed maximum aggregate value of transaction:
       ------------------------------------------------------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1) Amount Previously Paid:
       --------------------------------------------------------
       2) Form, Schedule or Registration Statement No.:
       --------------------------------------------------------
       3) Filing Party:
       --------------------------------------------------------
       4) Date Filed:
       --------------------------------------------------------

                         STRATFORD AMERICAN CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         Notice is hereby given that the Annual Meeting of the Shareholders of Stratford American Corporation, an Arizona corporation (the "Company"), will be held on Wednesday, July 10, 1996, at 2:00 o'clock P.M., at the Company's principal office, 2400 East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016, for the following purposes:

                   To elect a Board of four Directors to serve for the coming year and until their successors are elected and qualified.

                   To approve the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1996.

                   To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Shareholders of record at the close of business on May 15, 1996 are entitled to notice of and to vote at the meeting.

         All Shareholders are cordially invited to attend the meeting in person. Only those shares which are represented at the meeting personally by the holder or by proxy may vote. To assure your representation at the meeting, please mark, date, sign and return the enclosed proxy card as promptly as possible in the envelope provided. You may attend the meeting and vote in person even if you have returned a proxy.



                                              By Order of the Board of Directors



                                              /s/ Mel L. Shultz
                                              ------------------------
                                              Mel L. Shultz, President



June 1, 1996
Phoenix, Arizona

                                 PROXY STATEMENT


         The enclosed proxy is solicited on behalf of the Board of Directors of Stratford American Corporation (the "Company") for use at its Annual Meeting of Shareholders to be held on Wednesday, July 10, 1996, at 2:00 o'clock P.M., or at any adjournment thereof. The purposes of the meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The meeting will be held at the Company's principal office, 2400 East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016.

         Proxies will be solicited from the Company's Shareholders by mail. The Company will bear the cost of this solicitation, including postage, printing and handling and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. It is possible that directors, officers and regular employees of the Company may make further solicitation personally or by telephone, telegraph, facsimile or mail.

         Shareholders of record at the close of business on May 15, 1996 (the "Record Date"), are entitled to notice of and to vote at the meeting and any postponement or adjournment thereof. At the Record Date, 100,000,000 shares of the Company's common stock, $0.01 par value were authorized and 84,076,806 shares were issued and outstanding.

         Each share has one vote on all matters. An affirmative vote of the majority of shares of the Company's common stock represented and entitled to vote at the meeting is required for all items being submitted to the shareholders for their consideration. Abstentions and broker non-votes are included in the number of shares represented for purposes of a quorum.
Abstentions are counted in tabulations of the votes cast whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Shareholders voting on the election of Directors may cumulate their votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the Shareholder's shares are entitled, or may distribute their votes on the same principle among as many candidates as they choose, provided that votes cannot be cast for more than the total number of Directors to be elected at the meeting. In order to cumulate votes, at least one Shareholder must announce, prior to the casting of votes for the election of Directors, that he or she intends to cumulate votes. As is indicated in the proxy, discretionary power to cumulate votes is being solicited.

         Shareholders may revoke any proxy given pursuant to the solicitation at any time before it is exercised at the meeting by: (a) delivering a written notice of revocation to Timothy A. Laos, Corporate Secretary, Stratford American Corporation, 2400 East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016; or (b) a duly executed proxy bearing a later date; or (c) attending the meeting and voting in person (attendance at the meeting will not in and of itself constitute revocation of a proxy).

         This Proxy Statement is being first mailed to Shareholders on or about June 1, 1996.

                             PRINCIPAL SHAREHOLDERS

         To the knowledge of the Company, as of March 31, 1996, the following persons are the beneficial owners of more than 5% of the Company's voting securities:

                                                       Amount and
                                                        Nature of
                      Name and Address                  Beneficial     Percent
 Title of Class       of Beneficial Owner               Ownership    of Class(3)
 --------------       -------------------               ---------    -----------

 Common Stock,        JDMK Investments, LLC
$0.01 par value       2400 E. AZ Biltmore Circle
                      Phoenix, AZ  85016               21,318,077(1)     25.35%

 Common Stock,        Investments Four Corporation
$0.01 par value       8630 E. Via de Ventura
                      Suite 220
                      Scottsdale, AZ  85258            6,506,667(2)       7.7%

 Common Stock,        Gerald J. Colangelo
$0.01 par value       2400 E. AZ Biltmore Circle
                      Phoenix, AZ  85016              5,329,519.25(1)     6.35%

 Common Stock,        David H. Eaton
$0.01 par value       2400 E. AZ Biltmore Circle
                      Phoenix, AZ  85016               5,329,519.25(1)    6.35%

 Common Stock,        Mel L. Shultz
$0.01 par value       2400 E. AZ Biltmore Circle
                      Phoenix, AZ  85016              5,329,519.25(1)     6.35%

 Common Stock,        E.G. "Ken" Kendrick, Jr.
$0.01 par value       2400 E. AZ Biltmore Circle
                      Phoenix, AZ  85016              5,329,519.25(1)     6.35%
- - -----------------------

(1) In March 1996, Messrs. Colangelo, Eaton and Shultz transferred 100% of their shares of common stock previously owned into a newly formed limited liability company, each obtaining a 25% interest in JDMK Investments, LLC. Messr. Kendrick, Jr., by investing in the newly formed limited liability company, obtained the remaining 25% interest in JDMK Investments, LLC. JDMK Investments, LLC and Messrs. Colangelo, Eaton, Shultz and Kendrick, Jr. share voting and investment power with respect to the shares held by JDMK Investments, LLC.

(2) Investments Four Corporation has sole voting and investment power with respect to its shares.

(3)  Based on 84,076,806 shares of common stock outstanding at March 31, 1996.

                              ELECTION OF DIRECTORS

         Four Directors are to be elected at the Annual Meeting to hold office from election until the next Annual Meeting of Shareholders, or until their successors are duly elected and qualified. The persons named in the enclosed proxy intend to vote the shares covered thereby for the nominees listed below. Should any of the nominees become unavailable for any reason, the proxies intend to vote for such other persons as the present Board may nominate.

         The names of the nominees and other executive officers of the Company, together with certain information about them, is set forth below.

Nominees

       Name              Age    Position and/or Offices         Director Since
       ----              ---    -----------------------         --------------

  David H. Eaton         60     Director and Chairman               2/88
                                of the Board, Chief
                                Executive Officer
  Mel L. Shultz          45     Director, President                 5/87
  Gerald J. Colangelo    56     Director                            4/89
  William G. Was, Jr.    47     Director                            4/90

         David H. Eaton has been the Chairman of the Board of Directors of the Company since February 29, 1988, and its Chief Executive Officer since June 1, 1988. Mr. Eaton earned his Bachelor of Arts degree in Business Administration and Economics from Wheaton College in 1958 and his Doctor of Jurisprudence degree from Stanford University in 1961. Mr. Eaton serves as a Director of Stratford American Resource Corporation ("SARC"), Stratford American Energy Corporation ("SAEC"), Stratford American Gold Venture Corporation ("SAGVC") and Stratford American Oil and Gas Corporation ("SAOGC"), as a Director and Chief Executive Officer of Stratford American Car Rental Systems, Inc. ("SCRS") and Stratford American Sports Corp. ("SASC"), and as a Director and the President of Stratford American Properties Corporation ("SAPC").

         Mel L. Shultz has been a Director and the President of the Company since May 20, 1987. Prior to 1985, Mr. Shultz was involved on his own behalf in real estate development and oil and gas investment. Mr. Shultz is also a Director and the President of SCRS, SARC, SAEC, SAGVC, and SAOGC, and a Director of SAPC.

         Gerald J. Colangelo has been a Director of the Company since April 26, 1989. He is also a Director of SCRS, SAPC, SAGVC and SASC. Mr. Colangelo is President and Chief Executive Officer of the Phoenix Suns of the National Basketball Association. Mr. Colangelo has been General Manager of the Suns since their inception in 1968. Mr. Colangelo earned a Bachelor of Education degree in Physical Education from the University of Illinois in 1962.

         William G. Was, Jr. has been a Director of the Company since April 1990. Mr. Was is the principal of Western Advisory Services Co. and a partner in Great Western Development. Both companies are involved in real estate development. Mr. Was worked with First Interstate Bank (Arizona), N.A. from 1980 to 1990. From 1986 to 1990, he served the Bank as Executive Vice President/Real Estate Finance and Property Management. Mr. Was earned his Bachelor of Science degree in Political Science from Arizona State University in 1972.

Other Executive Officer

     Name                Age     Offices and Companies             Officer Since
     ----                ---     ---------------------             -------------

 Timothy A. Laos         42      Vice President, Chief                 3/95
                                 Financial Officer, Treasurer
                                 and Secretary
                                 of Company, Treasurer,
                                 Secretary and Vice
                                 President of SCRS, SARC,
                                 SAEC, SAGVC, SAPC and SAOGC,
                                 Secretary and Treasurer of SASC.

         Timothy A. Laos, C.P.A., became a Vice President, Chief Financial Officer, Treasurer and Secretary of the Company effective March 1995. He was involved in public accounting from 1978 to 1981 including the first two years employed by Price Waterhouse. From 1984 through 1992, Mr. Laos was the corporate controller for Martin Oil and Gas Company, an independent oil and gas producer. From 1992 through 1995, he was the corporate controller for the Haworth Corporation, a local real estate developer. Mr. Laos earned a Bachelor of Business Administration degree in accounting from the University of Arizona in 1978. Mr. Laos is also the Vice President, Treasurer and Secretary of SCRS, SARC, SAEC, SAGVC, SAPC and SAOGC, and also serves as Secretary, Treasurer and Director of SASC and Director of SAPC.

SECURITY OWNERSHIP OF MANAGEMENT

         As of March 31, 1996, the Directors of the Company, and the Directors and executive officers as a group, beneficially own the following equity securities of the Company:

                                                      Amount and
                                                       Nature of
                                                      Beneficial       Percent
 Title of Class     Name of Beneficial Owner          Ownership      of Class(3)
 --------------     ------------------------          ---------      -----------

 Common Stock,      David H. Eaton                  5,329,519.25(1)     6.35%
$0.01 par value

 Common Stock,      Mel L. Shultz                   5,329,519.25(1)     6.35%
$0.01 par value

 Common Stock,      Gerald J. Colangelo             5,329,519.25(1)     6.35%
$0.01 par value

 Common Stock,      William G. Was, Jr.               722,000(2)       .0085%
$0.01 par value

 Common Stock,      Directors and Officers as a
$0.01 par value     Group (5 persons)               16,710,557.75      19.9%
- - -----------------------

(1) In March 1996, Messrs. Colangelo, Eaton and Shultz transferred 100% of their shares of common stock previously owned into a newly formed limited liability company, each obtaining a 25% interest in JDMK Investments, LLC. Total shares of common stock held by JDMK Investments, LLC is 21,318,077. JDMK Investments, LLC and Messrs. Colangelo, Eaton, Shultz and Kendrick, Jr. share voting and investment power with respect to the shares held by JDMK Investments, LLC.

(2) Messr. Was has sole voting and investment power with respect to his shares, except to the extent that authority is shared by a spouse under applicable law.

(3)  Based on 84,076,806 shares of common stock outstanding at March 31, 1996.

Board Meetings and Committees of the Board

         The Board of Directors held four meetings during 1996, and each Director participated in the meetings.

         The Board of Directors, as a whole, serves as the Audit Committee. In that capacity, the Board of Directors meets to review audit plans and activities, reviews the Company's system of internal financial controls, approves all significant fees for audit and non-audit services provided by the independent auditors, and recommends the annual selection of independent auditors.

         The  Company  does  not  have  standing   nominating  or   compensation
committees of the Board of Directors, and the functions typically performed by those kinds of committees are performed by the full Board of the Company.

Transactions with Management and Others

         Guarantee. David H. Eaton, Mel L. Shultz and Gerald J. Colangelo in their capacities as the officers and/or directors of SAPC, and as previous direct shareholders of the Company, have personally guaranteed an obligation owed by SAPC. The Company has executed an Indemnification Agreement to indemnify the guarantors with respect to the guarantee. Certain information concerning the guarantee, as of December 31, 1995, follows:

     Guarantors                 Amount of Debt                       Payee
     ----------                 --------------                       -----

 David H. Eaton            $300,000 due April 1997, interest     Bank of America
 Mel L. Shultz and         due quarterly commencing August
 Gerald J. Colangelo       1994 at lender's reference rate,
                           unsecured.

         Convertible Debenture. In March 1990, the Company executed a convertible debenture note (the "Debenture") in the amount of $213,691 with David H. Eaton. The Debenture bears interest at the rate of 12% per annum. The Debenture was originally due and payable in full on April 15, 1991, but contains provisions which automatically extend the term for successive 30-day periods until Mr. Eaton demands payment in full. Alternatively, Mr. Eaton can convert the Debenture to shares of the Company's common stock at the conversion price of 5/32, which was the closing price of the Company's common stock on the date the liability to Mr. Eaton arose. The Debenture was unanimously approved by the Board of Directors of the Company, with Mr. Eaton abstaining.

         Policy on Related Transactions. The Company has represented that all transactions between the Company and its officers, directors, principal Shareholders or affiliates have been and will be on terms no less favorable to the Company that can be obtained from unaffiliated third parties and have been and will be approved by a majority of the disinterested Directors of the Company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended December 31, 1995 all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with by such persons on a timely basis, with the exception of a late filing of one Form 4 reporting one transaction applicable to options of common stock granted to Mel L. Shultz, President of the Company, in 1994, and a late filing of one Form 4 by each of Messrs. Colangelo, Eaton and Shultz reporting one transaction in which they acquired certain shares in 1994.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to the cash compensation paid to the Chief Executive Officer and the President of the Company for each of the Company's last three fiscal years. Salary for each of the other executive officers was less than $100,000 during such periods.

                           SUMMARY COMPENSATION TABLE

       Name and                                                                Securities
      ---------                                            Other Annual        Underlying
   Principal Position      Year   Salary(1)    Bonus(2)   Compensation(3)      Options(4)
   ------------------      ----   ---------    --------   ---------------      ----------
     David H. Eaton        1995    $75,000        -           $31,250               -
     Chief Executive       1994    $43,750        -              -                  -
        Officer            1993    $66,200        -              -                  -

     Mel L. Shultz         1995       -        $150,000          -                  -
       President           1994       -             -            -          3,000,000 shares
                           1993       -             -            -                  -

(1)  Mr. Shultz elected to not receive a salary during 1995, 1994 and 1993

(2) Subsequent to the sale of the University Center Project in 1995, Mr. Shultz was paid a bonus for his performance in directing the sale and for his work in other various projects for the Company.

(3) Mr. Eaton elected to defer payment of a portion of his salary during 1994. The amount, recorded as a liability in the year earned, was completely paid in 1995 as reflected above.

(4) An option to purchase 3,000,000 shares of common stock in the Company was granted to Mr. Shultz in 1994 at an exercise price of $.01 per share. The option is fully vested and is exercisable through March 31, 1997.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                 Number of Unexercised        Value of Unexercised In-The-
                 Securities Underlying          Money Options/SARs at FY-
               Options/SARs at FY-End (#)              End ($)
  Name          Exercisable/Unexercisable      Exercisable/Unexercisable(1)
  ----          -------------------------      -------------------------

Mel L. Shultz         3,000,000/-0-                   $60,000/-0-


(1) Calculated based upon the difference between the market value per share for the Company's common stock on December 29, 1995 and the exercise price.

Compensation of Directors

         The Company generally does not compensate its Directors for their services as such, but reimburses them for reasonable expenses involved in attending meetings.

Termination of Employment and Change of Control Agreements

         The Company has no compensatory plans or arrangements that will result from the termination of employment of any executive officer or other employee or from a change in control of the Company or a change in any employee's responsibilities following a change in control. The Company has no employment agreements with any of its executive officers.

                              APPROVAL OF AUDITORS

Previous independent accountants
- - --------------------------------

         On February 14, 1996, Stratford American Corporation dismissed Price Waterhouse LLP as its independent accountants.

         The report of Price Waterhouse LLP on the financial statements for the fiscal year ended December 31, 1994 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. The report of Price Waterhouse LLP on the financial statements for the fiscal year ended December 31, 1993 contained no adverse opinion or disclaimer of opinion but did contain an explanatory paragraph as to uncertainty, stating that the Registrant had a net capital deficiency, raising substantial doubt about the Registrant's ability to continue as a going concern.

         The Board of Directors, as a whole, serves as the Audit Committee. In that capacity, the Board of Directors participated in and approved the decision to change independent accountants.

         In connection with its audits for the two most recent fiscal years and through February 14, 1996, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the financial statements for such years.

         The Registrant has received from Price Waterhouse LLP a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated February 15, 1996, was filed as Exhibit 16.1 to the Form 8-K which was filed with the SEC on February 22, 1996.

New independent accountants
- - ---------------------------

         The Registrant engaged KPMG Peat Marwick LLP as its new independent accountants as of February 14, 1996. During the two most recent fiscal years and through February 14, 1996, the Registrant has not consulted with KPMG Peat Marwick LLP on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor, (as described in Regulation S-K Item 304(a)(2)).

         The Board of Directors has recommended that KPMG Peat Marwick LLP continue as auditors for 1996.

         Representatives of KPMG Peat Marwick LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are expected to be available to respond to appropriate questions.

         The Board of Directors recommends that KPMG Peat Marwick LLP be approved as the Company's independent auditors for the year ending December 31, 1996.

                         FINANCIAL AND OTHER INFORMATION

         The Company's 1995 Annual Report is being furnished concurrently with this Proxy Statement. The Company will provide without charge, upon written request, copies of its Form 10-KSB for the fiscal year ended December 31, 1995. Any shareholder desiring the Company's Form 10-KSB should contact Timothy A. Laos, Corporate Secretary, at the Company's principal offices.

                             SHAREHOLDERS' PROPOSALS

         The Company welcomes comments or suggestions from its Shareholders. In the event that a Shareholder desires to have a proposal formally considered at the 1997 Annual Shareholders' Meeting, and included in the Proxy Statement for that meeting, the proposal must be received in writing by the Company on or before February 1, 1997.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named on the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

                                        THE BOARD OF DIRECTORS



                                          /s/ Mel L. Shultz
                                        -------------------------------------
                                        Mel L. Shultz, President and Director

Dated:  June 1, 1996